Exhibit 99.1

Contact:
Tripp Sullivan
SCR Partners
(615) 760-1104
TSullivan@scr-ir.com

Plymouth Industrial REIT Completes $97 Million Portfolio Acquisition and Strategic Investment from Madison International Realty to Further Improve Capital Structure and Accelerate AFFO Growth in 2019

Highlights

•	$97.1 million Jacksonville portfolio expected to generate $8.2 million of incremental NOI in 2019, an approximate 25% increase over full year 2018 guidance
•	Proceeds from $75.0 million Madison investment largely used to fund portfolio acquisition, payoff the $31.2 million term loan and support a $5 million common stock repurchase program
•	Impact from both transactions is estimated to generate substantial AFFO growth nearly double 2018’s expected results and positive dividend payout ratios for 2019

BOSTON—(December 17, 2018) Plymouth Industrial REIT, Inc. (the “Company”) (NYSE American: PLYM) has completed the previously announced strategic investment by an affiliate of Madison International Realty Holdings, LLC (“Madison”) totaling $75.0 million. The investment was completed on December 14 coterminously with the closing of the previously announced acquisition of a 20-building, 1.1 million-square-foot light industrial and flex portfolio in Jacksonville, Florida for $97.1 million.

Proceeds from the investment were used to fund the repayment of a $31.2 million term loan with KeyBank that was to mature in August 2021; deploy $34.0 million to partially fund the Jacksonville acquisition; fund a $5.0 million stock repurchase program authorized by the Board; and for working capital and other corporate expenses, including closing costs.

Jeff Witherell, Chairman and Chief Executive Officer of Plymouth Industrial REIT, noted, “We have demonstrated throughout our early life as a public company that we can source accretive acquisitions that fuel our near and long-term growth plans while providing significant scale in some of the more attractive industrial markets in the country. With these announcements, we have taken a dramatic step forward in Jacksonville and with a proven partner that opens us up for future growth.

“The immediate impact on our estimated AFFO growth for 2019 is substantial and is expected to nearly double our AFFO from 2018 and result in an annual dividend payout ratio of less than 80%. As this growth becomes more fully realized in our valuation, which the Board’s stock repurchase authorization recognizes is not currently connected to the Company’s view of its real value, we would expect the true benefits of this investment to become more evident.”

Jacksonville Southside Business Park Portfolio

The acquisition was funded with approximately $34 million in proceeds from the Madison investment and a $63 million short-term loan from KeyBank that bears interest at a rate of 100 basis points over LIBOR. Plymouth intends to refinance the loan in 2019 with secured financing.

The portfolio consists of three business parks totaling 20 buildings and 1,133,516 square feet of institutional quality light industrial and flex assets. The buildings are in close proximity to one another in the highly desirable Southside submarket of Jacksonville, centered by the intersection of Interstate 95 and J. Turner Butler Boulevard. The properties are currently 96% leased to 40 tenants. The portfolio has a weighted average lease term of over three years remaining and contains national and regional tenants such as Comcast, Veritiv, Cintas, Staples, Cardinal Health, The Home Depot and Johnson Controls.

Madison International Realty Investment

As previously announced, the Company sold Madison 4,411,764 shares of its Series B Convertible Redeemable Preferred Stock at a price of $17.00 per share, or $75.0 million aggregate consideration, in a private placement. The shares of Series B Convertible Redeemable Preferred Stock are convertible into shares of the Company’s common stock, at the option of the holders, commencing on January 1, 2022. Prior to the receipt of stockholder approval, such conversion into shares of common stock is limited to the aggregate of the 19.99% limit under applicable NYSE American rules.

The annual cash dividend on each share of Series B Convertible Redeemable Preferred Stock is 3.25%, or $0.5525 per share, for the period from the closing of the private placement through December 31, 2019, and is payable when, as and if declared by the Company’s Board of Directors, quarterly in cash on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2019. The annual cash rate increases to 3.50% in year two; 3.75% in year three; 4.00% in year four; 6.50% in year five; and 12.00% in year six. As noted below, the liquidation preference of Series B Convertible Redeemable Preferred Stock accretes at a higher annual internal rate or return.

The shares of Series B Convertible Redeemable Preferred Stock have a liquidation preference in an amount per share equal to the greater of (i) an amount necessary for the holders to receive a 12% annual internal rate of return on the issue price of $17.00 and (ii) $21.89, subject to adjustment, plus accrued and unpaid dividends. Concurrently with the closing of the private placement, the Company and Madison entered into an agreement requiring the Company to file a registration statement with the Securities and Exchange Commission to register for resale the shares of the Company’s common stock issuable upon the conversion of the Series B Convertible Redeemable Preferred Stock on or before the date that is 60 days prior to the third anniversary of the closing of the private placement.

Sandler O’Neill + Partners served as an advisor to the Company on the strategic investment.

$5.0 Million Stock Repurchase Program

The Board of Directors authorized a stock repurchase plan providing for the purchase in the aggregate of up to $5 million of the Company’s common stock. Plymouth currently has 4,821,876 shares of common stock outstanding.

Repurchases of shares will be made in accordance with applicable securities laws and may be made from time to time through solicited or unsolicited transactions in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including stock acquisition price, regulatory limitations and other market and economic factors. No limit was placed on the duration of the repurchase program. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time.

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

About Madison International Realty

Madison International Realty (www.madisonint.com) is a leading liquidity provider to real estate investors worldwide. Madison provides joint venture and preferred equity capital for real estate owners and investors that are looking to de-lever their properties; seek an exit strategy; or where existing sponsors seek to sell a portion of their ownership position. The firm provides equity for recapitalizations, partner buyouts and capital infusions; and acquires joint venture, limited partner and co-investment interests as principals. Madison focuses solely on existing properties and portfolios in the U.S., U.K., and Western Europe. Madison has offices in New York, London and Frankfurt, Germany, where the firm operates under the name of Madison International Realty GmbH.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding the expected use of proceeds from the offering and management's plans, objectives and strategies, constitute forward-looking statements. The Company can provide no assurances that the net proceeds from the offering will be used as indicated. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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